	FOR:	International Speedway Corporation
	APPROVED BY:	Wes Harris
Senior Director, Investor Relations
(386) 947-6465

FOR IMMEDIATE RELEASE

INTERNATIONAL SPEEDWAY EXTENDS LEASE AGREEMENT FOR DAYTONA INTERNATIONAL SPEEDWAY

DAYTONA BEACH, Fla. - March 29, 2006 - International Speedway Corporation (NASDAQ/NM: ISCA; OTC Bulletin Board: ISCB) ("ISC") today announced that, through its wholly-owned subsidiary Daytona International Speedway, LLC ("Daytona"), it has amended its lease agreement with the Daytona Beach Racing and Recreational Facilities District (the "District"). The amended lease (the "DIS lease") extends the relationship between Daytona and the District through November 7, 2054.

The annual cash lease payment, excluding applicable sales taxes, of $500,000 for 2007 will increase every five years, resulting in an average annual cash payment over the 48-year (2007-2054) period of approximately $750,000. The original lease provided for annual cash payments of $10,000 per year through 2007, increasing to $20,000 per year from 2008 through 2032.

Accounting principles generally accepted in the United States require annual lease expense to be recognized on a straight-line basis over the revised term of the lease. As a result, ISC expects to record approximately $500,000 in additional DIS lease-related expenses for fiscal 2006, including sales taxes. For fiscal years 2007 through 2054, the Company anticipates DIS lease-related expenses, including sales taxes, to approximate $800,000 per year.

"The successful lease extension further demonstrates the significant, long-term commitment of ISC and my family to the Daytona Beach community," said ISC President Lesa France Kennedy. "My grandparents signed the initial lease in 1957, which helped create the World Center of Racing and NASCAR's preeminent event - the Daytona 500. The extension is a win-win for all involved, as it enables our continued investment in the area and provides an increased source of funds for the District to utilize for worthy community projects."

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ISC EXTENDS DAYTONA LEASE	PAGE 2

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities. The Company owns and/or operates 11 of the nation's major motorsports entertainment facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; Martinsville Speedway in Virginia; Darlington Raceway in South Carolina; and Watkins Glen International in New York. Other motorsports entertainment facility ownership includes an indirect 37.5 percent interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name "Americrown." In addition, the Company has an indirect 50 percent interest in a business called Motorsports Authentics, which markets and distributes motorsports-related merchandise licensed by certain competitors in NASCAR racing. For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that express the Company's or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward-looking statements. The Company's results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

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